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                                 EXHIBIT  3-B


                            VARIAN ASSOCIATES, INC.
                                    BYLAWS
                                 MAY 15, 1992



                               REGISTERED OFFICE


     1. REGISTERED OFFICE. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.


                            STOCKHOLDERS' MEETINGS

     2. PLACE. All meetings of stockholders shall be held at the Office of the corporation in Palo Alto, California, or at such other place as may be designated from time to time by the Board of Directors.

     3. ANNUAL MEETING. The annual meeting of stockholders for election of directors shall be held each year in the month of February on a date and at a time designated by the Board of Directors, at which the stockholders shall elect the successors to the directors whose terms are expiring and transact any other business properly brought before the meeting.

     4. NOTIFICATION OF NOMINATIONS. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (i) with respect to the election to be held at the 1987 Annual Meeting of stockholders, 10 days in advance of such meeting, (ii) with respect to the election to be held at an annual meeting of stockholders other than the 1987 Annual Meeting of stockholders, 60 days in advance of such meeting, and (iii) with respect to the election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (d) such other information regarding each nominee proposed by such stockholder as

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would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors, and (e) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of a stockholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     5. SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the Chairman of the Board, the President, or by the Board of Directors.

     6. NOTICE OF MEETINGS. A written notice of meeting stating the date, place and hour, and in the case of a special meeting, the purpose or purposes, shall be given not less than ten nor more than sixty days before the date of the meeting of stockholders to each stockholder entitled to vote at the meeting.

         Persons entitled to notice of or to vote at any meeting of stockholders shall be those of record as stockholders on the record date fixed by the Board of Directors.

     7. QUORUM. The presence in person or by proxy of the persons entitled to vote a majority of the shares having voting power at any meeting of stockholders constitutes a quorum for the transaction of business, except as may otherwise be provided by Delaware law or by the Certificate of Incorporation. For purposes of the foregoing sentence, if the corporation shall at any time have outstanding shares of any class entitling the holder to more or less than one full vote per share, such shares shall be deemed to be that number of shares equal to the aggregate number of votes to which the holders thereof are entitled.

         If such quorum is not present or represented, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally called. If any meeting is adjourned for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise, no further notice of the time and place of the adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

     8. VOTE REQUIRED. When a quorum is present at any meeting, the vote of a majority of shares having voting power whose holders are present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the General Corporation Law of Delaware or the Certificate of Incorporation a different vote is required, in which case such express provisions shall govern the vote required by the decision of such question.

     9. PROXIES. Stockholders may vote at all meetings either in person or by proxy. All proxies shall be in writing, executed by the person entitled to vote or by his duly authorized attorney, and delivered to the Secretary of the corporation.

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     10. PREPARATION OF STOCK LEDGER.  The Treasurer shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     11. ORGANIZATION. At each meeting of stockholders, the Chairman of the Board, or in his absence a Chairman chosen by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary, or in his absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof. The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meeting of stockholders shall not be required to be held in accordance with rules of parliamentary procedures.

                              DIRECTORS' MEETINGS

     12. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such times and places as shall be determined by the Board of Directors, provided if a change is made in the time or place of any such meeting, prior notice shall be given of the time and place of such meeting as in the case of a special meeting of the Board of Directors.

     13. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the Board of Directors. Prior notice of the time and place of special meetings shall be given to each director personally, or by telephone

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to such telephone number or numbers of which the director from time to time shall advise the Secretary for receiving such notice.

          If given by telephone call, notice shall be deemed given to a director when a message stating the time, place and purpose of the meeting is left with a person answering the telephone at any such number with a request that the director be so informed, or if no such telephone number is answered, then when at least two attempts have been made to reach each telephone number designated by the director for receiving telephonic notice, with an interval of not less than one hour. A certification shall be prepared and filed with the minutes stating the date, time and results of telephonic notice given to any director not present at a meeting with respect to which his waiver of notice of meeting is not filed with the minutes.

          Alternatively, notice of special meetings may be given by mail, telegram, telex, or other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, deposited at least 96 hours in advance of the meeting if by mail, or dispatched at least 24 hours in advance of the meeting if by telegram, telex or similar communication.

     14. VALIDATION. The transactions of any meeting of the Board of Directors, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof, which waiver, consent, or approval shall be filed with the corporate records or made a part of the minutes of the meeting.

     15. ADJOURNED MEETINGS. In the absence of a quorum, a majority of the directors present may adjourn from time to time. Notice of the time and place of holding an adjourned meeting need not be given to directors absent at the meeting which was adjourned, if the time and place of the adjourned meeting are fixed at the meeting which was adjourned.

     16. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting by the Board of Directors or of any committee thereof may be taken without meeting, if all members of the Board or committee consent thereto in writing, and the writing or writings are filed with the minutes of the Board or committee.

     17. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate an executive committee and such other committees as it shall determine, each committee to consist of one or more directors, and may delegate to such committees any of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, except power or authority with reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders, the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-laws of the corporation. The Board may designate one or more directors as alternate members of any

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committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and all alternates, the member or member thereof present at a meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of Board of Directors to act at the meeting in the place of any such absent or disqualified member or alternate member. The Chairman of the Board may appoint pro tempore as chairman of any committee of the Board any other member or alternate member of the committee in the event of the absence of the chairman of the committee.

          Each committee shall keep regular minutes of its meeting and report the same to the Board of Directors when required.

                                   OFFICERS

     18   OFFICERS.  The officers of the corporation shall be a Chairman of the
Board, a President, one or more Executive Vice Presidents or Vice Presidents, a Secretary, a Treasurer, a Controller, and such other officers with such titles and duties as the Board of Directors may from time to time determine. These officers shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or be removed, become otherwise disqualified to serve, or his successor shall be selected and qualify. One person may hold two or more offices.

     19. SUBORDINATE OFFICERS. The corporation may also have, at the discretion of the Board of Directors, assistant secretaries, assistant treasurers, assistant controllers, and such other subordinate officers as the business of the corporation may require. They shall hold office for such period, have such authority and perform such duties as the Board of Directors, or subject to the control of the Board of Directors, the Chief Executive Officer, may from time to time determine. Each such assistant officer, in the order determined by his superior officer or by the Chief Executive Officer, shall perform the duties and exercise the powers of the superior officer in the absence or disability of his superior officer.

     20. REMOVAL. Any officer may be removed by the Board of Directors at any time, either with or without cause.

     21. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chief Executive Officer of the corporation, shall have general supervision, direction and control of the business and officers of the corporation and shall possess such powers and perform such duties as usually appertain to this office in business corporations, shall if present preside at all meetings of the stockholders and of the Board of Directors, and shall exercise such additional powers and perform such additional duties as are assigned to him by the Board of Directors.

     22. PRESIDENT. The President shall possess such powers and perform such duties as assigned by the Chief Executive Officer.

     23. EXECUTIVE VICE PRESIDENTS AND VICE PRESIDENTS. The Executive Vice Presidents and Vice Presidents shall have such powers and perform such other duties as from time to time

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may be prescribed for them respectively by the Board of Directors, or subject to the control of the Board of Directors, by the Chief Executive Officer.

          In the event of the disability of both the Chief Executive Officer and the President, or such absence or unavailability of both of them so that neither is able to exercise the duties and powers of the chief executive officer of the corporation, the Executive Vice Presidents shall perform such duties and have such powers of the President, and be subject to such restrictions, as designated by the Board of Directors, or by the Chief Executive Officer if the board of Directors shall not have made such determination.

     24. SECRETARY. The Secretary shall have the duty to record the proceedings of the stockholders and Board of Directors and shall perform the usual duties of a corporate secretary.

     25. TREASURER. The Treasurer shall have custody of the corporate funds, securities and other properties, and shall deposit all monies and other valuable effects in the name of and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation in accordance with the general policies and rules established from time to time by the Board of Directors. He shall also have custody of the stockholder ledger of the corporation.

     26. CONTROLLER. The Controller shall be the principal officer in charge of the accounts of the corporation and shall be responsible for the adequacy, custody and operation of all accounting books and records of the corporation under the general policies and rules established by the Board of Directors. He shall establish and direct all accounting policies and procedures throughout the corporation, and shall be responsible for the approval of the auditing and accounting provisions of all contracts, leases, and agreements of the corporation and the maintenance of adequate records relating thereto.

          He shall prepare, or cause to be prepared, and shall interpret all financial statements and statistical reports of the corporation, shall transmit such statements and reports to such persons as the Board of Directors may designate, and at all times he shall have direct access to the Board of Directors on any matter.


                                 MISCELLANEOUS

     27. RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty says prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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     28.  REGISTERED STOCKHOLDERS.  The corporation shall be entitled to recognize the exclusive right of a person registered on its book as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     29. INDEMNIFICATION. The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware.

     30. FISCAL YEAR. The corporation's fiscal year is the 51 to 53-week period which ends on the Friday nearest September 30.


          THE UNDERSIGNED, the duly elected, and qualified Secretary of VARIAN ASSOCIATES, INC., a Delaware corporation, does hereby certify the foregoing to be the bylaws of said corporation.



          Date:___________________    ____________________________

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